NEWS
FOR IMMEDIATE RELEASE

KEYCORP PROVIDES NOTICE OF REDEMPTION OF SERIES D PREFERRED STOCK

CLEVELAND, August 14, 2026 – KeyCorp (NYSE: KEY) announced today that it has provided notice of its intention to redeem all 525,000 depositary shares each representing a 1/25th ownership interest in a share of its issued and outstanding Series D Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock (CUSIP No. 493267AK4) (the “Preferred Stock”) on September 15, 2026.

There are 525,000 depositary shares representing 21,000 shares of Preferred Stock, with an aggregate liquidation preference of $525,000,000, currently outstanding. The Preferred Stock will be redeemed for cash at the redemption price of $25,312.50 per share ($1,012.50 per depositary share), which equals the liquidation preference of $25,000 per share ($1,000 per depositary share) plus accumulated and unpaid dividends and distributions through the redemption date. All shares of the Preferred Stock are held in book-entry form through the Depository Trust Company (“DTC”) and will be redeemed in accordance with the procedures of DTC. Upon redemption, the Preferred Stock will no longer be outstanding and all rights with respect to such stock will cease and terminate, except the right to payment of the redemption price.

Computershare, KeyCorp’s transfer agent, will serve as the redemption agent. Computershare is located at 250 Royall Street, Canton, MA 02021.

About KeyCorp

KeyCorp's roots trace back more than 200 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation's largest bank-based financial services companies, with assets of approximately $191 billion at June 30, 2026.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of approximately 950 branches and approximately 1,100 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank Member FDIC.

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Note to Editors: For up-to-date company information, media contacts and facts and figures about Key lines of business, visit our Media Newsroom at Key.com/newsroom.

For more information contact:
Investor Relations: Troy Gates, 216.689.3244, troy_gates@keybank.com
Media: Beth Strauss, 216.471.2787, beth_a_strauss@keybank.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as "goal," "objective," "plan," "expect," "assume," "anticipate," "intend," "project," "believe," "estimate," or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key's actual results to differ from those described in the forward-looking statements can be found in KeyCorp's Form 10-K for the year ended December 31, 2025, and in KeyCorp's subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the "SEC") and are or will be available on Key's website (www.key.com/ir) and on the SEC's website (www.sec.gov). These factors may include, among others, adverse changes in credit quality trends, declining asset prices, a worsening of the U.S. economy due to financial, political, or other shocks, the extensive regulation of the U.S. financial services industry, the soundness of other financial institutions, and the impact of changes in the interest rate environment. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.